EXHIBIT 99.3

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS
 (Unaudited)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2010

		CONTRACT
		DRILLING
	REVENUES	COSTS
	(In Millions)

Atwood Hunter	$49.8	$10.2
Atwood Falcon	40.0	7.7
Atwood Eagle	26.9	17.0
Atwood Aurora	10.8	5.3
Atwood Beacon	10.7	8.9
Vicksburg	8.1	4.1
Seahawk	-	1.6
Richmond	-	1.0
Atwood Southern Cross	-	1.4
Other	-	1.1
	$146.3	$58.3